Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-228821) of DiaMedica Therapeutics Inc. and Subsidiaries of our report dated March 19, 2019, relating to the consolidated financial statements of DiaMedica Therapeutics Inc. and Subsidiaries, which appears on page 74 of this annual report on Form 10-K for the fiscal year ended December 31, 2018.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota

March 19, 2019